Exhibit 3.255

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MOSTOLLER LANDFILL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2003, AT 11:02 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2003, AT 1:52 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2003, AT 11:59 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE FIFTH DAY OF AUGUST, A.D. 2004, AT 7:11 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2010, AT 3:58 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 5:58 O’CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957900

DATE: 11-01-12

Delaware

The First State

AFORESAID LIMITED LIABILITY COMPANY, “MOSTOLLER LANDFILL, LLC”.

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957900

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

MOSTOLLER LANDFILL, LLC

This Certificate of Formation of Mostoller Landfill, LLC (the “LLC”), dated as of April 28, 2003, is being duly executed and filed by Lori S. Woodward, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Mostoller Landfill, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Lori S. Woodward

Authorized Person

CERTIFICATE OF MERGER

MERGING

MOSTOLLER LANDFILL, INC.,

a Pennsylvania corporation,

INTO

MOSTOLLER LANDFILL, LLC,

a Delaware limited liability company

The undersigned limited liability company organized and existing under and by virtue of the Limited Liability Company Act of Delaware DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent entities of the merger is as follows:

Name	State of Incorporation
Mostoller Landfill, Inc.	Pennsylvania
Mostoller Landfill, LLC	Delaware

SECOND: That an Agreement and Plan of Merger providing for the merger (the “Merger”) of Mostoller Landfill, Inc., a Pennsylvania corporation (the “Merging Corporation”) with and into Mostoller Landfill, LLC (the “Surviving LLC”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 1921 of the Pennsylvania Business Corporation Law, with respect to the Merging Corporation, and Section 18-209 of the Limited Liability Company Act of Delaware (“DLLCA”) with respect to the Surviving LLC.

THIRD: That the name of the Surviving LLC of the Merger is Mostoller Landfill, LLC.

FOURTH: That the Certificate of Formation of the Surviving LLC, as in effect immediately prior to the Merger, shall be the Certificate of Formation of the Surviving LLC.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving LLC, the address of which is 4 Mount Royal Ave. Suite 250, Marlborough, MA 01752.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving LLC, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective at 11:59 p.m., eastern standard time, on December 31, 2003.

[Signature page follows]

IN WITNESS WHEREOF, said Mostoller Landfill, LLC has caused this Certificate of Merger to be signed by its duly authorized officer on this 31 day of December, 2003.

MOSTOLLER LANDFILL, LLC

By: NEWS Mid-Atlantic Holdings, Inc., its sole member

Arthur L. Streeter, Secretary

LIMITED LIABILITY COMPANY

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN THE

CERTIFICATE OF MERGER

OF

MOSTOLLER LANDFILL, INC. WITH AND INTO MOSTOLLER LANDFILL, LLC

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON DECEMBER 31, 2003.

l. The name of the limited liability company is Mostoller Landfill, LLC.

2. A Certificate of Merger was filed by the Company with the Secretary of State of Delaware on December 31, 2003 that requires correction as permitted by Section 18-211 of the Delaware Limited Liability Company Act.

3. The inaccuracy or defect of the Certificate of Merger to be corrected is as follows:

The Certificate of Merger was filed in error. Based on erroneous information regarding the effectiveness of certain related transactions, the Company authorized the filing of the Certificate of Merger. The Company now desires to have the Certificate of Merger declared null and void and to reinstate the separate corporate existence of Mostoller Landfill, Inc. retroactive to the filing of the Certificate of Merger as if the Certificate of Merger had never been filed.

4. The Certificate of Merger shall be declared null and void.

IN WITNESS WHEREOF, said Limited Liability Company has caused this Certificate of Correction to be signed by Arthur L. Streeter, Secretary, this 5th day of August, 2004.

By:
Arthur L. Streeter, Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is MOSTOLLER LANDFILL, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:
Authorized Person

Name:
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is MOSTOLLER LANDFILL, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:
Authorized Person

Name:
Print or Type